UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 20, 2011

Brooklyn Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-51208	20-2659598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

81 Court Street, Brooklyn, NY 11201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (718) 855-8500s

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of shareholders of Brooklyn Federal Bancorp, Inc. (the “Company”) was held on September 20, 2011.  The following items were voted on by the Company’s common shareholders, with the following results:

1.  The shareholders elected the following individuals to the Board of Directors for staggered terms of two years (Mr. Wagner and Mr. Hughes) and three years (Mr. Reich and Ms. Northey), to expire at the corresponding annual meeting.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregg J. Wagner	10,167,888	255,761	1,537,854
Mark Hughes	10,166,888	256,761	1,537,854
Daniel O. Reich	10,087,692	335,957	1,537,854
Rebecca Northey	10,165,777	257,872	1,537,854

2.      The shareholders ratified the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

Votes For	11,673,606
Votes Against	248,993
Abstain	38,904
Broker Non-Votes	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooklyn Federal Bancorp, Inc.

Date: October 14, 2011	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer